Exhibit 99.1

FOR IMMEDIATE RELEASE

Robbins & Myers and National Oilwell Varco Receive Supplemental Information Request Under Competition Act of Canada and are in Discussions with the Department of Justice Regarding a Timing Agreement

Houston, Texas – December 7, 2012 Robbins & Myers, Inc. (NYSE: RBN) announced today that it and National Oilwell Varco, Inc. have each received a supplemental information request for information and documents from the Canadian Competition Bureau (the “Bureau”) in connection with the proposed merger transaction in which National Oilwell Varco would acquire all of the outstanding shares of Robbins & Myers for $60.00 per share in cash. The supplemental information request was issued under the Competition Act of Canada (the “Act”).

The effect of this request is to extend the waiting period imposed by the Act until 30 days after Robbins & Myers and National Oilwell Varco have each complied with the request (unless that period is extended voluntarily by the parties or terminated sooner by the Bureau). While Robbins & Myers intends to respond expeditiously to the request (and expects National Oilwell Varco to do the same), compliance with the request followed by the 30-day statutory waiting period will push the closing into 2013 unless the waiting period is terminated sooner by the Bureau.

Robbins & Myers also announced today that it and National Oilwell Varco are in discussions with the United States Department of Justice (“DOJ”) regarding a timing agreement to allow the DOJ additional time to complete its review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The terms of the timing agreement have not been finalized, but will extend the review period past December 31, 2012.

As previously announced, Robbins & Myers has scheduled its special meeting of shareholders to consider approval of the merger for December 27, 2012.

About Robbins & Myers

Robbins & Myers, Inc. is a leading supplier of engineered, application-critical equipment and systems in global energy, chemical and other industrial markets.

Forward-Looking Statements

Statements set forth in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of Robbins & Myers, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of the Robbins & Myers’ shareholders to approve the merger; satisfaction of the conditions to the closing of the merger (including the receipt of regulatory approvals and completion of certain compliance due diligence); uncertainties as to the timing of the merger; costs and difficulties relating to the proposed merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas; and other important risk factors discussed more fully in Robbins & Myers’ final proxy statement filed with the SEC on November 30, 2012 in connection with the merger, Robbins & Myers’ Annual Report on Form 10-K for the year ended August 31, 2012, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other reports filed by it with the SEC from time to time. Robbins & Myers does not undertake any obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed merger, Robbins & Myers filed its final proxy statement with the SEC on November 30, 2012, which was also mailed to Robbins & Myers’ shareholders on such date, and may file other relevant materials with the SEC as well. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE FINAL PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ROBBINS & MYERS AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the final proxy statement and other documents containing information about Robbins & Myers, without charge, at the SEC’s web site at www.sec.gov. Copies of Robbins & Myers’ SEC filings also may be obtained for free by directing a request to Robbins & Myers, Inc., 10586 Highway 75 North, Willis, Texas 77378, 1 (936) 890-1064.

Participants in the Solicitation

Robbins & Myers, National Oilwell Varco, and certain of their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Robbins & Myers’ shareholders in connection with the proposed merger. Information about Robbins & Myers’ directors and executive officers and the special interests of these persons in connection with the proposed merger can be found in the final proxy statement filed by Robbins & Myers with the SEC on November 30, 2012. Information about National Oilwell Varco’s directors and executive officers can be found in National Oilwell Varco’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, as filed with the SEC on February 23, 2012, and National Oilwell Varco’s proxy statement relating to its 2012 Annual Meeting of Shareholders, as filed with the SEC on April 5, 2012. These documents can be obtained, without charge, at the SEC’s website at www.sec.gov.

CONTACT:	Robbins & Myers, Inc.
Kevin Brown, (936) 856-9109
Kevin.Brown@robn.com

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